UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2020

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Website address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On October 8, 2020, Delta Air Lines, Inc. (“Delta”) repaid approximately $3.0 billion, the full amount of outstanding borrowings under its 364-day term loan credit agreement, dated as of March 17, 2020, as amended, with JPMorgan Chase Bank. N.A., as administrative agent and the lenders party thereto, and the agreement was terminated. The material terms and conditions of the agreement were described in Delta’s Current Reports on Form 8-K filed on March 20, 2020 and July 2, 2020. As a result of the termination of the agreement, the liens on the aircraft securing the borrowings were released.

Item 2.02	Results of Operations and Financial Condition.

On October 13, 2020, Delta issued a press release reporting financial results for the quarter ended September 30, 2020. The press release is furnished as Exhibit 99.1. The information furnished pursuant to this item 2.02 shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 99.1	Press Release dated October 13, 2020 titled “Delta Air Lines Announces September Quarter Financial Results”

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Paul A. Jacobson
Date: October 13, 2020	Paul A. Jacobson, Executive Vice President and Chief Financial Officer

2